WHITESTONE™ REIT

Creating Communities in Our Properties™

Supplemental Operating & Financial Data

For the Quarter Ended March 31, 2013

HEADQUARTERS VILLAGE • Acquisition • Plano, TX

WSR LISTED NYSE

Whitestone REIT
2600 South Gessner Road • Suite 500 • Houston, Texas 77063
866.789.7348 • www.whitestonereit.com

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust that owns,
Common Shares	operates and redevelops Community Centered Properties TM, which are visibly located properties in established or developing, culturally diverse neighborhoods. As of March 31, 2013, we owned
52 Community Centered Properties TM with approximately 4.4 million square feet of gross leasable
52 Community Centers	area, located in five of the top markets in the United States in terms of population growth: Houston,
4.4 Million Sq. Ft. of gross	Dallas, San Antonio, Phoenix and Chicago. Headquartered in Houston, Texas, we were founded
leasable area	in 1998.
1,101 Tenants
We focus on value creation in our properties, as we market, lease and manage our properties. We
5 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our
Houston	tenants deliver needed services to the surrounding community. We focus on niche properties with
Dallas	smaller rental spaces that present opportunities for attractive returns.
San Antonio
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide
Chicago	services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural
Fiscal Year End	community focus sets us apart from traditional commercial real estate operators. We value diversity
12/31	on our team and maintain in-house leasing, property management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the
Common Shares &	particular needs of our tenants and neighborhoods.
Units Outstanding*:
Common Shares: 17.0 Million	We have a diverse tenant base concentrated on service offerings such as medical, educational, casual
Operating Partnership Units:	dining and convenience services. These tenants tend to occupy smaller spaces (less than 3,000 square
0.6 Million	feet) and, as of March 31, 2013, provided a 60% premium rental rate compared to our larger space tenants. The largest of our 1,101 tenants comprised less than 1.1% of our annualized base rental revenues for the three months ended March 31, 2013.

Distribution (per share / unit):	Investor Relations:
Quarter: $ 0.2850	Whitestone REIT
Annualized: $ 1.1400	David K. Holeman, Chief Financial Officer
Dividend Yield: 6.9%**	2600 South Gessner Suite 500, Houston, Texas 77063
	713.435.2227 email: ir@whitestonereit.com		website: www.whitestonereit.com
Board of Trustees:
James C. Mastandrea	ICR Inc. - Brad Cohen 203.682.8211
Daryl J. Carter
Daniel G. DeVos	Analyst Coverage:
Donald F. Keating	BMO Capital Markets Corp.	J.J.B. Hilliard, W.L. Lyons, LLC	JMP Securities	Wunderlich Securities, Inc.
Paul T. Lambert	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Merril Ross
Jack L. Mahaffey	212.885.4170	502.588.1839	212.906.3546	703.669.9255
	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	mross@wundernet.com
* As of May 2, 2013

** Based on common share price
of $16.50 as of close of market on
May 2, 2013

PRESS RELEASE
Contact Whitestone REIT:
David K. Holeman, Chief Financial Officer
(713) 435 2227 ir@whitestonereit.com

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR FIRST QUARTER 2013

Highlights (Year-Over-Year)

•	34% increase in quarterly revenues

•	32% increase in quarterly property net operating income ("NOI")

•	35% increase in quarterly Funds From Operations Core ("FFO Core"); FFO Core Per Share of $0.24

•	$25.7 million in Community Centered Property acquisitions in the first quarter of 2013

•	$141.1 million, or 48%, increase in gross real estate assets since March 31, 2012

•	20% increase in net income attributable to Whitestone REIT

Houston, Texas, May 6, 2013 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located in established or developing culturally diverse neighborhoods, announced its financial results for the first quarter of 2013.

“Our Value-Add growth strategy continues to produce solid results, which is evidenced in our year over year increases in revenue, net operating income (NOI), and funds from operations core (FFO Core), “ stated James C. Mastandrea, Chairman and Chief Executive Officer of Whitestone.  Mastandrea continued, “On the operating side, our strategic focus on the small space business model continues to drive improvement in our leasing efforts and margins. On the acquisitions side, we continue to complete acquisitions at a regular pace, completing our first acquisition for 2013 in March, closing on a fully leased Community Centered property in Plano, Texas for $25.7 million, and expect to close another property we currently have under contract within the next 60 days.  The acquisitions we made previously and the ones we expect to make during the balance of 2013, along with the economies of scale we realize in leasing and management, will benefit FFO/share in 2013 and beyond.  As we move forward, we plan to utilize our strong balance sheet to opportunistically target accretive acquisitions and select redevelopments from our deep and growing pipeline of off-market properties in high growth markets, and internal redevelopment opportunities.”

 Highlights: First Quarter 2013 Compared to First Quarter 2012

During the first quarter of 2013, the Company deployed approximately $25.7 million towards acquisitions of value-add Community Centered PropertiesTM in its target markets which contributed only partially to 2013 results.

•	Total revenues for the first quarter of 2013 were $13.9 million, an increase of $3.5 million, or 33%, as compared to the first quarter of 2012.

•
FFO Core for the first quarter 2013 increased 35%, or approximately $1.1 million, to $4.2 million as compared to $3.1 million in the first quarter of 2012. FFO Core per diluted common share and unit of limited partnership interest in the Company's operating partnership ("OP unit") remained at $0.24 for the first quarter of 2013, as compared to $0.24 per diluted common share and OP unit for the same period in 2012. FFO Core excludes acquisition expenses of $138,000 and $64,000 in the first quarter of 2013 and 2012, respectively, and a legal settlement of $131,000 in the first quarter of 2012.

•	FFO for the first quarter 2013 was $4.0 million, or $0.23 per diluted common share and OP unit, as compared to $3.1 million, or $0.25 per diluted common share and OP unit for the first quarter 2012.

•
Property NOI increased 32% to $9.0 million for the first quarter 2013 as compared to $6.8 million for the same period in 2012. The increase of $2.2 million is attributable to same store growth of 4% and acquisitions since March 31, 2012.

•
Net income attributable to Whitestone REIT was $949,000, or $0.06 per diluted common share, for the first quarter 2013, compared to $793,000, or $0.07 per diluted common share, for the same period in 2012.

•
The Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the second quarter of 2013, paid or to be paid in three equal installments of $0.095 in April, May and June 2013. The distribution rate has remained the same since the distribution paid on July 8, 2010.

First Quarter 2013 Leasing Highlights

The Company's Operating Portfolio Occupancy Rate was 86% as of March 31, 2013, a 1% decrease from March 31, 2012. The decrease in occupancy was primarily the result of re-tenanting efforts to continue to strengthen the overall tenant base and revenues. The Company defines Operating Portfolio Occupancy Rate as physical occupancy in all properties, excluding new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership and properties that are undergoing significant redevelopment or re-tenanting. Total physical property occupancy, which includes properties under redevelopment, undergoing significant re-tenanting and recent acquisitions, increased to 84% as of March 31, 2013 from 83% as of March 31, 2012.

The Company signed 71 new and renewal leases representing 131,000 square feet during the first quarter of 2013 primarily with tenants that required less than 3,000 square feet in multi-cultural neighborhoods, which drives premium rents. The Company also added 160 new tenants to its roster since March 31, 2012, and now has over 1,100 primarily small entrepreneurial retail service business tenants, an increase of 17% over March 31, 2012.

Community Centered PropertiesTM Portfolio Statistics

As of March 31, 2013, Whitestone owned 52 Community Centered PropertiesTM with approximately 4.4 million square feet of gross leasable area, including three development land parcels, located in five of the top markets in the United States in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants that provide services to the surrounding neighborhood at each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of March 31, 2013, provided a 60% premium rental rate compared to Whitestone's larger space tenants. As of March 31, 2013, the Company serviced 1,101 tenants throughout its portfolio.  No single tenant accounted for more than 1.1% of the Company's annualized base rental revenues as of March 31, 2013.

Balance Sheet

Undepreciated real estate assets increased 48%, or $141.1 million, to $436.3 million as of March 31, 2013 as compared to March 31, 2012.

Real estate debt as a percentage of total market capitalization was 45% as of March 31, 2013 as compared to 43% as of March 31, 2012.

Whitestone had 25 properties unencumbered by mortgage debt as of March 31, 2013, with an undepreciated cost basis of $232.9 million. The total undepreciated value of the Company's real estate assets was $436.3 million and $295.2 million as of March 31, 2013 and 2012, respectively. As of March 31, 2013, $90.1 million, or approximately 42%, of the Company's debt was subject to fixed interest rates. The Company's weighted average interest rate on all debt as of the end of the first quarter was 4.4%.

On February 4, 2013, Whitestone, through its operating partnership, closed on an amended and restated credit facility that amended its existing $125 million unsecured revolving credit facility. The amended and restated credit facility increased the total borrowing capacity to $175 million, including a $50 million term loan, added an accordion feature that will allow borrowing capacity under the facility to further increase to a total of $225 million, reduced the interest rate by approximately 1% (LIBOR plus a margin of 1.75% - 2.50% based on overall corporate leverage), and extended the term by two years to February 3, 2017, which maturity date maybe extended for an additional year subject to certain conditions, including the payment of an extension fee.

On March 8, 2013, Whitestone, through its operating partnership, entered into an interest rate swap, beginning on January 7, 2014, that fixes the LIBOR portion of the $50 million term loan under the credit facility at 0.84%.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com.

Webcast and Conference Call

The Company will host a conference call for investors and other interested parties on Monday, May 6, 2013 at 5:00 p.m. (Eastern Time). Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-888-481-2862 for domestic participants or 1-719-325-2332 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.
The conference call will be recorded and a telephone replay will be available through May 20, 2013, by dialing 1-877-870-5176 for domestic participants or 1-858-384-5517 for international participants and entering the pass code 3964064. Additionally, a replay of the call will be available on the Company’s website until its next earnings release.
The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the first quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust ("REIT") that owns, operates and redevelops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods.  Whitestone focuses on value creation in its community centers, as it markets, leases and manages its centers to match tenants with the shared needs of surrounding neighborhoods.  Operations are structured for providing cost-effective service to local service-oriented, smaller space tenants (less than 3,000 square feet). Whitestone has a diversified tenant base concentrated on service offerings including medical, education, casual dining, and convenience services. The largest of its approximately 1,100 tenants comprised less than 1.1% of its annualized base rental revenues as of March 31, 2013. Founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website contains filings with the Securities and Exchange Commission, news releases, financial reports and investor newsletters.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states that FFO should represent net income (loss) available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, extraordinary non-recurring expenses, such as those incurred in connection with the relocation agreement entered into with the Company's Chief Executive Officer, legal settlements, legal and professional fees, gains and losses on insurance claim settlements and acquisition costs. Therefore, in addition to FFO, management uses FFO Core, which the Company defines to exclude such items. Management believes that these adjustments are appropriate in determining FFO Core as they are not indicative of the operating performance of the Company's assets. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO, although other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFOs of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$436,331	$409,669
Accumulated depreciation	(56,600)	(53,920)
Total real estate assets	379,731	355,749
Cash and cash equivalents	2,843	6,544
Marketable securities	1,705	1,403
Escrows and acquisition deposits	4,529	6,672
Accrued rents and accounts receivable, net of allowance for doubtful accounts	9,059	7,947
Related party receivable	—	652
Unamortized lease commissions and loan costs	5,025	4,160
Prepaid expenses and other assets	2,939	2,244
Total assets	$405,831	$385,371

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$216,935	$190,608
Accounts payable and accrued expenses	11,453	13,824
Tenants' security deposits	3,151	3,024
Dividends and distributions payable	5,028	5,028
Total liabilities	236,567	212,484
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2013 and December 31, 2012	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 17,024,323 and 16,943,098 issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	17	16
Additional paid-in capital	225,365	224,237
Accumulated other comprehensive loss	(360)	(392)
Accumulated deficit	(61,697)	(57,830)
Total Whitestone REIT shareholders' equity	163,325	166,031
Noncontrolling interest in subsidiary	5,939	6,856
Total equity	169,264	172,887
Total liabilities and equity	$405,831	$385,371

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Property revenues
Rental revenues	$11,001	$8,128
Other revenues	2,868	2,298
Total property revenues	13,869	10,426

Property expenses
Property operation and maintenance	3,065	2,352
Real estate taxes	1,798	1,310
Total property expenses	4,863	3,662

Other expenses (income)
General and administrative	2,444	1,641
Depreciation and amortization	3,073	2,283
Interest expense	2,449	1,973
Interest, dividend and other investment income	(19)	(70)
Total other expense	7,947	5,827

Income before loss on sale or disposal of assets and income taxes	1,059	937

Provision for income taxes	(65)	(65)
Loss on sale or disposal of assets	(8)	(12)

Net income	986	860

Less: Net income attributable to noncontrolling interests	37	67

Net income attributable to Whitestone REIT	$949	$793

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2013	2012
Basic and Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.06	$0.07

Weighted average number of common shares outstanding:
Basic	16,819	11,624
Diluted	16,939	11,638

Distributions declared per common share / OP unit	$0.2850	$0.2850

Consolidated Statements of Comprehensive Income

Net income	$986	$860

Other comprehensive gain (loss)

Unrealized loss on cash flow hedging activities	(268)	—
Unrealized gain on available-for-sale marketable securities	303	766

Comprehensive income	1,021	1,626

Less: Comprehensive income attributable to noncontrolling interests	38	127

Comprehensive income attributable to Whitestone REIT	$983	$1,499

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2013	2012

Cash flows from operating activities:
Net income	$986	$860
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,073	2,283
Amortization of deferred loan costs	273	261
Amortization of notes payable discount	149	—
Gain on sale of marketable securities	—	(1)
Loss on sale or disposal of assets	8	12
Bad debt expense	317	132
Share-based compensation	356	78
Changes in operating assets and liabilities:
Escrows and acquisition deposits	2,143	2,378
Accrued rents and accounts receivable	(777)	(551)
Unamortized lease commissions	(263)	(280)
Prepaid expenses and other assets	162	177
Accounts payable and accrued expenses	(2,621)	(2,980)
Tenants' security deposits	127	45
Net cash provided by operating activities	3,933	2,414

Cash flows from investing activities:
Acquisitions of real estate	(25,700)	—
Additions to real estate	(1,197)	(2,893)
Investments in marketable securities	—	(750)
Proceeds from sales of marketable securities	—	2,614
Net cash used in investing activities	(26,897)	(1,029)

Cash flows from financing activities:
Distributions paid to common shareholders	(4,807)	(3,322)
Distributions paid to OP unit holders	(194)	(301)
Payments of exchange offer costs	(34)	(225)
Proceeds from notes payable	—	6,956
Proceeds from revolving credit facility, net	26,400	—
Repayments of notes payable	(1,017)	(713)
Payments of loan origination costs	(1,085)	(1,187)
Net cash provided by financing activities	19,263	1,208

Net increase (decrease) in cash and cash equivalents	(3,701)	2,593
Cash and cash equivalents at beginning of period	6,544	5,695
Cash and cash equivalents at end of period	$2,843	$8,288

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2013	2012
Supplemental disclosure of cash flow information:
Cash paid for interest	$2,146	$1,671
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$130	$11
Financed insurance premiums	$883	$31
Value of shares issued under dividend reinvestment plan	$23	$22
Accrued offering costs	$20	$54
Value of common shares exchanged for OP units	$782	$4,917
Change in fair value of available-for-sale securities	$303	$766
Change in fair value of cash flow hedge	$(268)	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended March 31,
	2013	2012
FFO AND FFO-CORE
Net income attributable to Whitestone REIT	$949	$793
Depreciation and amortization of real estate assets	3,050	2,249
Loss on disposal of assets	8	12
Net income attributable to noncontrolling interests	37	67
FFO	4,044	3,121

Acquisition costs	138	64
Legal settlement	—	(131)
FFO-Core	$4,182	$3,054

FFO PER SHARE AND OP UNIT:
Numerator:
FFO	$4,044	$3,121
Distributions paid on unvested restricted common shares	(11)	(4)
FFO excluding amounts attributable to unvested restricted common shares	$4,033	$3,117
FFO Core excluding amounts attributable to unvested restricted common shares	$4,171	$3,050

Denominator:
Weighted average number of total common shares - basic	16,819	11,624
Weighted average number of total noncontrolling OP units - basic	653	992
Weighted average number of total commons shares and noncontrolling OP units - basic	17,472	12,616

Effect of dilutive securities:
Unvested restricted shares	120	14
Weighted average number of total common shares and noncontrolling OP units - dilutive	17,592	12,630

FFO per common share and OP unit - basic	$0.23	$0.25
FFO per common share and OP unit - diluted	$0.23	$0.25

FFO Core per common share and OP unit - basic	$0.24	$0.24
FFO Core per common share and OP unit - diluted	$0.24	$0.24

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended March 31,
	2013	2012
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$949	$793
General and administrative expenses	2,444	1,641
Depreciation and amortization	3,073	2,283
Interest expense	2,449	1,973
Interest, dividend and other investment income	(19)	(70)
Provision for income taxes	65	65
Loss on disposal of assets	8	12
Net income attributable to noncontrolling interests	37	67
NOI	$9,006	$6,764

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$949	$793
Depreciation and amortization	3,073	2,283
Interest expense	2,449	1,973
Provision for income taxes	65	65
Loss on disposal of assets	8	12
Net income attributable to noncontrolling interests	37	67
EBITDA (1)	$6,581	$5,193

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2013	2012	2012	2012
Net income (loss) attributable to Whitestone REIT	$949	$(1,380)	$163	$431
Depreciation and amortization	3,073	2,973	2,683	2,290
Executive relocation expense	—	2,177	—	—
Interest expense	2,449	2,408	2,244	2,107
Provision for income taxes	65	74	77	70
Loss on disposal of assets	8	7	77	16
Net income (loss) attributable to noncontrolling interests	37	(61)	9	31
EBITDA (1)	$6,581	$6,198	$5,253	$4,945

(1)
Earnings Before Interest, Tax, Depreciation and Amortization ("EBITDA"): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses, excluding executive relocation costs related to the disposition of the Chief Executive Officer's residence in Cleveland, Ohio pursuant to the executive relocation arrangement approved by the Company's compensation committee. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended March 31,
	2013	2012

Other Financial Information:

Tenant improvements (1)	$242	$566
Leasing commissions (1)	$362	$204
Scheduled debt principal payments	$759	$694
Straight line rent income (loss)	$225	$(71)
Market rent amortization income (loss) from acquired leases	$33	$4
Non-cash share-based compensation expense	$356	$78
Non-real estate depreciation and amortization	$23	$33
Amortization of loan fees	$273	$261
Acquisition costs	$138	$64
Undepreciated value of unencumbered properties	$232,902	$114,528
Number of unencumbered properties	25	19
Full time employees	68	59

(1)
Does not include first generation costs for tenant improvements and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of March 31, 2013
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	96.6%	17,024
Operating partnership units outstanding	3.4%	607
Total	100.0%	17,631

Market price of common shares as of
March 31, 2013		$15.14

Total equity capitalization		266,933	55%

Debt Capitalization:
Outstanding debt		$216,935
Less: Cash and cash equivalents		(2,843)
		214,092	45%

Total Market Capitalization as of
March 31, 2013		$481,025	100%

SELECTED RATIOS: (dollars in thousands)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2013	2012	2012	2012
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$6,581	$6,198	$5,253	$4,945
Interest expense, excluding amortization of loan fees	2,176	2,101	1,947	1,863
Ratio of interest expense to EBITDA	3.0	3.0	2.7	2.7

LEVERAGE RATIO
Debt/Undepreciated Book Value
Undepreciated real estate assets	$436,331	$409,669	$389,280	$304,517

Outstanding debt	$216,935	$190,608	$167,816	$140,051
Less: Cash	(2,843)	(6,544)	(8,339)	(3,863)
Outstanding debt after cash	$214,092	$184,064	$159,477	$136,188
Ratio of debt to real estate assets	49%	45%	41%	45%

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES

TOTAL OUTSTANDING DEBT
(in thousands)

Description	March 31, 2013	December 31, 2012
Fixed rate notes
$1.1 million 4.71% Note, due 2013	$1,087	$1,087
$14.1 million 5.695% Note, due 2013	13,773	13,850
$3.0 million 6.00% Note, due 2021 (1)	2,933	2,943
$10.0 million 6.04% Note, due 2014	9,095	9,142
$1.5 million 6.50% Note, due 2014	1,437	1,444
$11.2 million 6.52% Note, due 2015	10,569	10,609
$21.4 million 6.53% Notes, due 2013	18,694	18,865
$24.5 million 6.56% Note, due 2013	23,015	23,135
$9.9 million 6.63% Notes, due 2014	8,848	8,925
$0.9 million 2.97% Note, due 2013	694	15
Floating rate notes
Unsecured credit facility, LIBOR plus 1.75% to 2.50%, due 2017 (2)	95,400	69,000
$9.2 million, Prime Rate less 2.00%, due 2017	7,860	7,854
$26.9 million, LIBOR plus 2.86% Note, due 2013	23,530	23,739
	$216,935	$190,608

(1)
The 6.00% interest rate is fixed through March 30, 2016. On March 31, 2016, the interest rate will reset to the rate of interest for a five-year balloon note with a thirty-year amortization as published by the Federal Home Loan Bank.

(2)
We have entered into an interest rate swap that fixed the LIBOR portion of our $50 million term loan under our unsecured credit facility at 0.84%. The swap will begin on January 7, 2014 and will mature on February 3, 2017.

SCHEDULE OF DEBT MATURITIES AS OF MARCH 31, 2013
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2013 (remainder of year)	$2,364	$78,953	$81,317	37.5%
2014	293	18,879	19,172	8.8%
2015	171	10,146	10,317	4.8%
2016	73	—	73	—%
2017	104	103,238	103,342	47.6%
2018 and thereafter	185	2,529	2,714	1.3%
Total	$3,190	$213,745	$216,935	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
Community Centered Properties	March 31, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Retail	2,059,594	87%	88%	88%	90%
Office/Flex	1,201,672	87%	89%	89%	89%
Office	631,841	77%	78%	78%	79%
Total - Operating Portfolio	3,893,107	86%	87%	87%	87%
Redevelopment, New Acquisitions (1)	470,718	72%	70%	70%	68%
Total	4,363,825	84%	85%	85%	87%

(1)	Includes new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and properties that are undergoing significant redevelopment or re-tenanting.

Tenant Name	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Sports Authority	San Antonio	$495	1.1%	1/1/2004	2015
Air Liquide America, L.P.	Dallas	387	0.9%	8/1/2001	2013
Safeway Stores, Incorporated	Phoenix	344	0.8%	12/22/2011	2021
Barnes & Noble Booksellers, Inc	Phoenix	314	0.7%	9/21/2012	2014
X-Ray Press Corporation	Houston	291	0.7%	7/1/1998	2019
Walgreens #3766	Phoenix	279	0.6%	8/9/2011	2049
Sterling Jewelers Inc	Phoenix	277	0.6%	9/21/2012	2020
Rock Solid Images	Houston	266	0.6%	4/1/2004	2013
Marshall's	Houston	264	0.6%	5/12/1983	2018
Merrill Corporation	Dallas	261	0.6%	12/10/2001	2014
Skechers USA, Inc (2)	Houston and San Antonio	250	0.6%	02/17/2012 and 05/25/2012	2017
Mini Skool Early Learning Centers, Inc.	Phoenix	249	0.6%	12/28/2012	2019
Superior Abstract & Title	Dallas	239	0.5%	3/28/2013	2017
Albertson's #979	Phoenix	235	0.5%	8/9/2011	2022
California Pizza Kitchen, Inc.	Phoenix	234	0.5%	9/21/2012	2017
		$4,385	9.9%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of March 31, 2013 for each applicable tenant multiplied by 12.

(2)
As of March 31, 2013, we had two leases with the same tenant occupying space at properties located in San Antonio and Houston. The San Antonio lease commenced on May 25, 2012 and expires in 2017. The annualized rental revenue for this location was $120,000, which represents 0.3% of our total annualized base rental revenue. The Houston lease commenced on February 17, 2012 and expires in 2017. The annualized rental revenue was $129,500, which represents 0.3% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended March 31,
	2013	2012
RENEWALS
Number of Leases	45	48
Total Square Feet (1)	73,887	77,655
Average Square Feet	1,642	1,618
Total Lease Value	$3,549,000	$2,846,000
NEW LEASES
Number of Leases	26	42
Total Square Feet (1)	57,010	81,512
Average Square Feet	2,193	1,941
Total Lease Value	$3,531,000	$3,984,000
TOTAL LEASES
Number of Leases	71	90
Total Square Feet (1)	130,897	159,167
Average Square Feet	1,844	1,769
Total Lease Value	$7,080,000	$6,830,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
1st Quarter 2013	44	$2,177,934	64,759	2.5	$79,790	$1.23	$12.95	$13.12	$(11,028)	(1.3)%	$40,186	4.9%
4th Quarter 2012	45	3,137,053	125,999	3.2	398,310	3.16	11.36	11.62	(32,232)	(2.2)%	39,065	3.3%
3rd Quarter 2012	35	3,292,250	85,990	5.3	450,340	5.24	8.56	9.99	(121,968)	(14.3)%	(57,361)	(7.0)%
2nd Quarter 2012	54	5,900,931	132,857	3.8	388,076	2.92	11.62	11.47	5,121	1.3%	79,903	6.0%
Total - 12 months	178	$14,508,168	409,605	3.7	$1,316,516	$3.21	$11.11	$11.46	$(160,107)	(3.1)%	$101,793	2.7%

Comparable New Leases:
1st Quarter 2013	8	$456,268	12,577	2.8	$20,581	$1.64	$11.41	$11.48	$(948)	(0.6)%	$19,284	14.6%
4th Quarter 2012	11	735,111	19,142	3.2	117,495	6.14	11.45	13.15	(32,549)	(12.9)%	(15,744)	(6.6)%
3rd Quarter 2012	16	2,115,518	47,862	7.4	347,194	7.25	7.41	9.01	(76,257)	(17.8)%	(55,920)	(14.0)%
2nd Quarter 2012	17	1,433,816	35,918	4.1	301,248	8.39	11.07	9.85	43,851	12.4%	29,443	9.0%
Total - 12 months	52	$4,740,713	115,499	5.2	$786,518	$6.81	$9.66	$10.23	$(65,903)	(5.6)%	$(22,937)	(2.1)%

Comparable Renewal Leases:
1st Quarter 2013	36	$1,721,666	52,182	2.4	$59,209	$1.13	$13.32	$13.51	$(10,080)	(1.4)%	$20,902	3.1%
4th Quarter 2012	34	2,401,942	106,857	3.2	280,815	2.63	11.34	11.34	317	—%	54,809	5.8%
3rd Quarter 2012	19	1,176,732	38,128	2.6	103,146	2.71	10.01	11.20	(45,711)	(10.6)%	50,460	(0.4)%
2nd Quarter 2012	37	4,467,115	96,939	3.6	86,828	0.90	11.82	12.06	(38,730)	(2.0)%	42,004	6.0%
Total - 12 months	126	$9,767,455	294,106	3.1	$529,998	$1.80	$11.68	$11.95	$(94,204)	(2.2)%	$168,175	4.4%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Non-comparable:

Non-Comparable Total Leases:
1st Quarter 2013	27	$4,902,083	87,641	4.9	$637,970	$7.28	$11.21
4th Quarter 2012	33	8,116,860	116,384	4.9	1,351,377	11.61	13.70
3rd Quarter 2012	28	4,381,167	93,111	4.4	493,052	5.30	15.01
2nd Quarter 2012	38	3,565,197	99,396	3.6	509,581	5.13	10.26
Total - 12 months	126	$20,965,307	396,532	4.5	$2,991,980	$7.55	$12.59

Non-Comparable New Leases:
1st Quarter 2013	18	$3,074,881	57,506	5.3	$370,645	$6.45	$9.90
4th Quarter 2012	30	7,206,883	103,297	4.9	1,217,136	11.78	13.67
3rd Quarter 2012	23	3,647,742	70,728	5.2	449,193	6.35	14.51
2nd Quarter 2012	33	2,164,761	69,804	3.1	426,724	6.11	10.13
Total - 12 months	104	$16,094,267	301,335	4.6	$2,463,698	$8.18	$12.33

Non-Comparable Renewal Leases:
1st Quarter 2013	9	$1,827,202	30,135	4.2	$267,325	$8.87	$13.71
4th Quarter 2012	3	909,977	13,087	4.7	134,241	10.26	13.95
3rd Quarter 2012	5	733,425	22,383	2.1	43,859	1.96	16.58
2nd Quarter 2012	5	1,400,436	29,592	4.7	82,857	2.80	10.56
Total - 12 months	22	$4,871,040	95,197	3.9	$528,282	$5.55	$13.44

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
1st Quarter 2013	71	$7,080,017	152,400	3.9	$717,760	$4.71	$11.95
4th Quarter 2012	78	11,253,913	242,383	4.0	1,749,687	7.22	12.48
3rd Quarter 2012	63	7,673,417	179,101	4.8	943,392	5.27	11.91
2nd Quarter 2012	92	9,466,128	232,253	3.7	897,657	3.86	11.04
Total - 12 months	304	$35,473,475	806,137	4.1	$4,308,496	$5.34	$11.84

New
1st Quarter 2013	26	$3,531,149	70,083	4.9	$391,226	$5.58	$10.17
4th Quarter 2012	41	7,941,994	122,439	4.6	1,334,631	10.90	13.32
3rd Quarter 2012	39	5,763,260	118,590	6.1	796,387	6.72	11.65
2nd Quarter 2012	50	3,598,577	105,722	3.4	727,972	6.89	10.45
Total - 12 months	156	$20,834,980	416,834	4.8	$3,250,216	$7.80	$11.59

Renewal
1st Quarter 2013	45	$3,548,868	82,317	3.0	$326,534	$3.97	$13.46
4th Quarter 2012	37	3,311,919	119,944	3.3	415,056	3.46	11.63
3rd Quarter 2012	24	1,910,157	60,511	2.4	147,005	2.43	12.44
2nd Quarter 2012	42	5,867,551	126,531	3.9	169,685	1.34	11.53
Total - 12 months	148	$14,638,495	389,303	3.3	$1,058,280	$2.72	$12.11

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average of tenant improvements (TI) and incentives is determined on the basis of square footage.

(3)
Estimated amount per signed lease. Actual cost of construction may vary. Does not include first generation costs for TI and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of March 31, 2013
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2013	266	567,053	13.0%	$7,989	17.9%	$14.09
2014	255	711,060	16.3%	8,807	19.7%	12.39
2015	177	553,925	12.7%	6,188	13.9%	11.17
2016	136	407,737	9.3%	5,347	12.0%	13.11
2017	116	397,236	9.1%	5,597	12.5%	14.09
2018	54	308,081	7.1%	2,595	5.8%	8.42
2019	26	154,033	3.5%	2,352	5.3%	15.27
2020	14	71,545	1.6%	1,102	2.5%	15.40
2021	14	129,429	3.0%	1,402	3.1%	10.83
2022	19	151,571	3.5%	1,616	3.6%	10.66
Total	1,077	3,451,670	79.1%	$42,995	96.3%	$12.46

(1)	Lease expirations table reflects rents in place as of March 31, 2013, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of March 31, 2013 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries Property Details As of March 31, 2013

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Retail Communities:
Ahwatukee Plaza	Phoenix	1979	72,650	100%	$881	12.13	$12.46
Bellnott Square	Houston	1982	73,930	41%	291	9.60	9.37
Bissonnet/Beltway	Houston	1978	29,205	95%	324	11.68	11.61
Centre South	Houston	1974	39,134	84%	238	7.24	8.79
The Citadel	Phoenix	1985	28,547	85%	355	14.63	16.32
Desert Canyon	Phoenix	2000	62,533	71%	527	11.87	12.83
Gilbert Tuscany Village	Phoenix	2009	49,415	49%	395	16.31	19.50
Holly Knight	Houston	1984	20,015	100%	356	17.79	18.37
Headquarters Village	Dallas	2009	89,134	100%	2,328	26.12	26.12
Kempwood Plaza	Houston	1974	101,008	100%	855	8.46	8.41
Lion Square	Houston	1980	117,592	100%	1,116	9.49	9.67
MarketPlace At Central	Phoenix	2000	111,130	45%	416	8.32	8.56
Paradise Plaza	Phoenix	1993	125,898	89%	1,396	12.46	13.22
Pinnacle of Scottsdale	Phoenix	1991	113,108	100%	2,138	18.90	19.10
Providence	Houston	1980	90,327	88%	734	9.23	8.42
Shaver	Houston	1978	21,926	93%	252	12.36	11.73
Shops at Pecos Ranch	Phoenix	2009	78,767	100%	1,762	22.37	22.37
Shops at Starwood	Dallas	2006	55,385	100%	1,481	26.74	27.41
South Richey	Houston	1980	69,928	83%	385	6.63	8.81
Spoerlein Commons	Chicago	1987	41,455	92%	784	20.56	20.27
SugarPark Plaza	Houston	1974	95,032	100%	1,026	10.80	12.13
Sunridge	Houston	1979	49,359	99%	474	9.70	9.61
Terravita Marketplace	Phoenix	1997	102,733	95%	1,311	13.43	13.49
Torrey Square	Houston	1983	105,766	88%	630	6.77	8.67
Town Park	Houston	1978	43,526	100%	810	18.61	18.08
Webster Point	Houston	1984	26,060	79%	221	10.73	10.20
Westchase	Houston	1978	49,573	88%	521	11.94	11.86
Windsor Park	San Antonio	1992	196,458	85%	1,153	6.90	9.50
			2,059,594	87%	23,160	12.93	13.51
Office/Flex Communities:
Brookhill	Houston	1979	74,757	86%	$313	$4.87	$5.09
Corporate Park Northwest	Houston	1981	185,627	73%	1,466	10.82	10.96
Corporate Park West	Houston	1999	175,665	93%	1,391	8.51	8.72
Corporate Park Woodland	Houston	2000	99,937	96%	827	8.62	8.75
Dairy Ashford	Houston	1981	42,902	99%	250	5.89	5.73
Holly Hall	Houston	1980	90,000	100%	753	8.37	8.26
Interstate 10	Houston	1980	151,000	79%	650	5.45	5.52
Main Park	Houston	1982	113,410	96%	684	6.28	6.65
Plaza Park	Houston	1982	105,530	77%	731	9.00	8.92

Whitestone REIT and Subsidiaries Property Details As of March 31, 2013 (continued)

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Westbelt Plaza	Houston	1978	65,619	84%	461	8.36	8.59
Westgate	Houston	1984	97,225	90%	541	6.18	5.83
			1,201,672	87%	8,067	7.72	7.81
Office Communities:
9101 LBJ Freeway	Dallas	1985	125,874	72%	$1,408	$15.54	$15.61
Featherwood	Houston	1983	49,760	89%	836	18.88	20.28
Pima Norte	Phoenix	2007	33,417	21%	136	19.38	20.67
Royal Crest	Houston	1984	24,900	60%	201	13.45	13.21
Uptown Tower	Dallas	1982	253,981	82%	3,308	15.88	17.08
Woodlake Plaza	Houston	1974	106,169	89%	1,493	15.80	16.50
Zeta Building	Houston	1982	37,740	79%	481	16.13	16.43
			631,841	77%	7,863	16.16	16.89

Total/Weighted Average- Operating Portfolio			3,893,107	86%	39,090	11.68	12.54

Dana Park	Phoenix	2007	310,979	71%	3,586	16.24	17.47
Fountain Square	Phoenix	1986	118,209	71%	1,138	13.56	15.24
The Shops at Pinnacle Peak	Phoenix	2000	41,530	76%	587	18.60	18.79
Total/Weighted Average - Development Portfolio			470,718	72%	5,311	15.67	17.04

Dana Park Development	Phoenix		—	—%	—	—	—
Pinnacle Phase II	Phoenix		—	—%	—	—	—
Shops at Starwood Phase III	Dallas		—	—%	—	—	—
Total/Weighted Average - Property Held For Development (4)			—	—%	—	—	—

Grand Total/Weighted Average			4,363,825	84%	$44,401	$12.11	$12.66

(1)
Calculated as the tenant's actual March 31, 2013 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of March 31, 2013. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of March 31, 2013 equaled approximately $189,000 for the month ended March 31, 2013.

(2)	Calculated as annualized base rent divided by square feet leased as of March 31, 2013. Excludes vacant space as of March 31, 2013.

(3)
Represents (i) the contractual base rent for leases in place as of March 31, 2013, calculated on a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases as of March 31, 2013.

(4)	As of March 31, 2013, these properties are held for development with no gross leasable area.